Exhibit 5.1

2200 Ross Avenue, Suite 2200 Dallas, TX 75201 Telephone: 214-740-8000 Fax: 214-740-8800 www.lockelord.com

March 25, 2014

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

Re:	3.25% Convertible Senior Notes due 2021

We have acted as counsel to National Health Investors, Inc., a Maryland corporation (the “Company”), in connection with the registration by the Company of $175,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2021, plus an additional $25,000,000 relating to the overallotment option (the “Securities”), pursuant to the Underwriting Agreement dated March 19, 2014 (the “Underwriting Agreement”), between Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement, on one hand, and the Company, on the other hand. The Securities are to be issued under an indenture, dated as of March 25, 2014 (the “Base Indenture”), between the Company and the Bank of New York Trust Company, N.A., as trustee (the “Trustee”) and a First Supplemental Indenture dated March 25, 2014 (the “First Supplemental Indenture”) between the Company and the Trustee (the Base Indenture, as so amended and supplemented by the First Supplemental Indenture, the “Indenture”).

In connection with this opinion, we have examined (i) the Underwriting Agreement; (ii) the Indenture; (iii) Articles of Incorporation and Restated Bylaws of the Company, each as amended to date and currently in effect; (iv) resolutions adopted by the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company relating to the Securities; and (v) the form of specimen certificate representing the Securities. We have also reviewed such other documents and records of the Company and such agreements, certificates, and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions contained herein, we have made the following assumptions: (i) the due authorization, execution, and delivery of the documents by all parties (other than the Company), and that all such documents constitute the legal, valid, and binding obligations of such parties, enforceable against such parties in accordance with their terms, and such parties have all necessary power and authority to enter into and perform the transactions contemplated

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thereby; (ii) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (iii) the signatures on each of such documents by the parties thereto are genuine; (iv) each individual who signed such documents had the legal capacity to do so; and (v) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us. As to matters of fact material to this opinion, we have relied without independent investigation upon the oral or written statements, certificates, and representations of officers and other representatives of the Company and others.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture or the Securities or, if any such authorization, approval, consent, action or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Based upon and subject to the foregoing, and subject also to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized, executed and delivered by the Company and, when authenticated and delivered against payment of the purchase price therefor specified in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (v) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, (vi) waivers of any usury defense contained in the Indenture which may be unenforceable, (vii) requirements that a claim with respect to any debt securities issued or issuable under the Indenture and payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (viii) governmental authority to limit, delay or prohibit the making of payments outside the United States of America or in foreign currencies, and each registered holder of Securities will be entitled to the benefits of the Indenture.

We express no opinion as to the enforceability of any provision of any of the Securities that purports to select the laws by which it or any other agreement or instrument is to be governed. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable

March 25, 2014

defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Securities requiring the payment of interest on overdue interest.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of such agreement on the validity or enforceability of any other provision thereof, (iv) relating to indemnification and contribution with respect to securities law matters, (v) which provides that the terms of any such agreement may not be waived or modified except in writing, (vi) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to consent to jurisdiction.

With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Texas or the State of New York, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument, and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

We are admitted to the bar in the States of New York and Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America, in each case as now in effect, which have been published and are generally available in a format that makes legal research reasonably feasible. We express no opinion as to the effect of any other laws on the opinions stated herein. We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

This opinion is being furnished to you for submission to the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission relating to the Securities (the “Current Report”), which is incorporated by reference in the Registration Statement on Form S-3ASR (File No. 333-194653) filed by the Company to effect the registration of the Securities under the Securities Act of 1933,

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as amended (the “Securities Act”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ LOCKE LORD LLP